Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

CHESAPEAKE ENERGY CORPORATION

(Exact name of obligor as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Eagle Canada Corp.

(Exact name of obligor as specified in its charter)

New Brunswick, Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Energy Louisiana Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Energy Marketing, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Operating, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake South Texas Corp.

(Exact name of obligor as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hodges Holding Company, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1454375
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hodges Oilfield Company

(Exact name of obligor as specified in its charter)

Oklahoma	73-1454380
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hodges Trucking Company

(Exact name of obligor as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac 100 Corp.

(Exact name of obligor as specified in its charter)

Oklahoma	20-4232522
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Nomac Drilling Corporation

(Exact name of obligor as specified in its charter)

Oklahoma	73-1606317
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

W.W. Realty, Inc.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1360666
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Carmen Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1604860
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Acquisition, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1528271
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Appalachia, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Land Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake ORC, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Royalty, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Gothic Production, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hawg Hauling & Disposal, LLC

(Exact name of obligor as specified in its charter)

Delaware	06-1706211
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Mayfield Processing, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	20-0174765
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MC Mineral Company, L.L.C.

(Exact name of obligor as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Exploration Limited Partnership

(Exact name of obligor as specified in its charter)

Oklahoma	73-1384282
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Louisiana, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Chesapeake Sigma, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	27-0029884
(State of other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MidCon Compression, L.P.

(Exact name of obligor as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip code)

6.50% Senior Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 19th day of April, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ M. Callahan
Name: Title:	M. Callahan Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	9,859
Interest-bearing balances	0
Securities:
Held-to-maturity securities	70
Available-for-sale securities	62,079
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	38,000
Securities purchased under agreements to resell	105,100
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,113
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	265,964
Other Intangible Assets	16,292
Other assets	39,519

Total assets	$540,996

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LIABILITIES

Deposits:
In domestic offices	7,729
Noninterest-bearing	7,729
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	68,953
Total liabilities	$134,682

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	84,070
Accumulated other comprehensive income	-276
Other equity capital components	0
Total equity capital	$406,314

Total liabilities, minority interest, and equity capital	$540,996

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann                      )                Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President )	Directors (Trustees)
Michael F. McFadden, MD )
Frank P. Sulzberger, Vice President )

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